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                                                                 Exhibit 23.1
Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement Nos. 333-18321, 333-40064, 333-40066, 333-63403, 333-79791, and 333-101110 on Form
S-8 and Registration Statement Nos. 333-59840 and 333-69281 on Form S-3, each of Nordstrom, Inc. and subsidiaries, of our report dated June 18, 2003, appearing in this Annual Report on Form 11-K of Nordstrom Profit Sharing and 401(k) Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
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Seattle, Washington
June 24, 2003